EXHIBIT 99.1

October 22, 2013

To Our Members:

The Board of Directors of the Federal Home Loan Bank of Chicago (FHLBC) has declared a cash dividend for both the average activity-based capital stock (Class B1) and average membership-based capital stock (Class B2), based on the Bank’s preliminary financial results for the third quarter of 2013.

The dividend declared per share of Class B1 activity stock is at an annualized rate of 1.30%. The dividend declared per share of Class B2 membership stock is at an annualized rate of 0.30%. The actual effective combined dividend rate on the total stock held by each member will depend on their level of activity with the FHLBC during the third quarter and the relative number of shares of membership and activity stock. The dividend will be paid by crediting your account as of November 15, 2013.

To determine the level of Class B1 activity stock and Class B2 membership stock, the FHLBC analyzed and adjusted each member’s capital stock position on July 1, 2013, and then daily thereafter. We used this calculation to determine the average Class B1 stock and average Class B2 stock outstanding during the quarter.

This the first time that the FHLBC has paid an enhanced dividend on Class B1 activity stock, which will effectively lower your cost of borrowing from the Bank and represents another way to provide increased value to our members. Paying an enhanced dividend on Class B1 stock was a feature of the FHLBC’s capital plan that we are now pleased to be able to implement. It is an opportunity to borrow from the Bank with lower member activity stock requirements. In addition, the FHLBC announced an offer on October 8, 2013, that allows members to borrow with a 2% capital activity requirement rather than the normal 5% requirement. Please see the announcement letter for the details of that offer and an invitation to upcoming webinars.

We are pleased that the Bank’s third quarter financial performance supports a more attractive dividend for those members that own Class B1 activity-based stock while providing an appropriate dividend on Class B2 membership stock.

In addition, I look forward to seeing you at one of our five upcoming member meetings in November across Illinois and Wisconsin for our first-ever business technology conference in December in Chicago.

Best regards,

/s/ Matt Feldman

Matt Feldman
President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully transition to a new business model and to pay future dividends (including enhanced dividends on activity stock), our ability to meet required conditions to repurchase or redeem excess capital stock from our members, including maintaining compliance with our minimum regulatory capital requirements and determining our financial condition is sound enough to support such repurchases and redemptions, our ability to implement our reduced capital activity requirement for certain advances, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this letter.